Exhibit 99.1

             Network Engines Announces Financial Results for the Fourth Quarter and Fiscal 2006 Year End

    CANTON, Mass.--(BUSINESS WIRE)--Nov. 9, 2006--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal fourth quarter and full year ended September 30, 2006.

    Fourth Quarter Financial Performance

    -- Net revenues of $31.3 million compared to $32.0 million in the fiscal third quarter of 2006, greater than guidance of $28 million to $31 million.

    -- Gross profit of 17.5 percent of net revenues compared to 16.8 percent in the fiscal third quarter, above guidance of 15 to 17 percent.

    -- Operating expenses of $5.9 million, including $624,000 of stock-based compensation expense, below guidance of $7.0 to $7.3 million. Operating expenses compared to $6.9 million, which included $716,000 of stock-based compensation, in fiscal third quarter of 2006.

    -- Net loss on a GAAP basis was $(258,000) or $(0.01) per share, which included $664,000 of stock-based compensation charges, better than the guided range of $(1.4) million to $(1.8) million on a GAAP basis. Net loss on a GAAP basis compared to $(1.1) million, or $(0.03) per share, in the third fiscal quarter of 2006.

    -- Non-GAAP net income, which excludes the stock-based compensation expenses, was $406,000, or $0.01 per share, exceeding guidance of $(600,000) to $(1.0) million on a non-GAAP basis. Non-GAAP net income compared to $(334,000), or $(0.01) per share, in the third fiscal quarter of 2006.

    --  Cash, cash equivalents and short-term investments totaled
        $32.8 million at the close of the quarter, compared to $31.3 million at the end of June and exceeded the guidance of $29 million to $31 million.

    "Overall, we reported solid financial results for our fiscal fourth quarter, completing a year where we showed continued improvement," commented Greg Shortell, President and Chief Executive Officer of Network Engines. "We announced strong revenue for our OEM appliance business, which together with lower than expected operating expenses resulted in the Company exceeding its guidance for the fourth quarter. Importantly, we made progress toward reaching profitability, a major objective, by reporting reduced losses on a GAAP basis and a cash flow positive quarter."

    OEM Appliance Operations

    OEM Appliance operations exceeded revenue expectations during the quarter primarily due to shipments to EMC Corporation. Sales to EMC represented 84 percent of total net revenues in the fourth fiscal quarter compared to 81 percent in the third fiscal quarter of 2006. Revenues from other customers in the OEM segment decreased to $4.5 million for the fiscal fourth quarter, compared to $5.9 million in the sequential prior quarter. The higher revenue concentration and lower revenues from other OEM customers related to EMC's intra-quarter acquisition of Network Intelligence, resulting in some sales to Network Intelligence being reported as sales to EMC. Lower revenues from other OEM customers were also affected by normal variability with amount and timing of orders.

    Distribution Operations

    Network Engines' Distribution operation is comprised of the Company's appliances powered by Microsoft's Internet Security and Acceleration (ISA) Server, including the NS Series family of security appliances.

    Recent accomplishments in its distribution business include:

    -- Shipped test units to Getronics, an important step in the opportunity with Getronics to deliver secure managed branch solutions for Microsoft platforms and web-enabled business applications around the world

    -- Formed a partnership with Covast to develop an ISA-based appliance that will enable Covast to deliver the market's first Microsoft BizTalk appliance server

    -- Continued development of the SurfControl partnership, where ISA-based security appliances will be branded and sold by SurfControl using their security sales force

    -- Announced that Microsoft has certified the Company's competency in OEM Hardware Solutions as Microsoft Gold
        Certified Partner

    "Key to our strategy to grow and diversify our revenue is to effectively leverage the strength of our partners' sales and marketing organizations as well as their enterprise level customer bases," added Shortell. "The development of more robust, enterprise level appliances is important as we move in this direction, and our relationship with Getronics exemplifies this market approach. During the September quarter, we shipped test appliances to Getronics and anticipate the first customers being brought on line in the December quarter as planned."

    "Across our entire business, we made substantial progress during the year leveraging synergies as they relate to operations, product development and go-to-market strategy. The expertise and relationships we have gained from developing ISA-based appliances have translated into new engagements, where we are the OEM provider of appliances for companies, including the recently announced work we are performing with Covast. Network Engines is now moving forward as a unified business, aligned with a common strategic goal of being the appliance company for software companies looking to deploy their applications in the form of an appliance," concluded Shortell.

    Fiscal Year 2006 Financial Performance

    -- Net revenues for the year ended September 30, 2006 were $118.7 million, compared to $98.1 million for the year ended
        September 30, 2005. Net revenues in the OEM segment were $117.3 million in fiscal 2006 compared to $92.9 million in fiscal 2005.

    -- Net loss for the year ended September 30, 2006 was ($5.4) million, or ($0.14) per share and includes stock compensation expense of $2.8 million. The net loss for the fiscal year ended September 30, 2006 compared to a net loss of ($15.6) million, or ($0.42) per share for the year ended September 30, 2005, which included approximately $8.1 million of impairment charges, restructuring charges of $366,000 and stock compensation expense of $7,000.

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal 2007 first quarter ending December 31, 2006, based on current forecasts from certain partners and historical and seasonal trends.

    --  Net revenues in the range of $27 million to $30 million

    -- Gross profit in the range of 17 percent to 18 percent of net revenues

    -- Operating expenses between $6.5 million and $6.8 million, including an estimated $700,000 of stock-based compensation expense related to SFAS No. 123(R)

    -- Net loss on a GAAP basis between $(1.1) million to $(1.4) million, including approximately $700,000 of stock-based compensation expense

    -- Net results on a non-GAAP basis, which excludes the estimated stock-based compensation, between a net loss of $(400,000) and $(700,000)

    -- Cash, cash equivalents and short-term investments of between $30 million and $32 million

    "Revenue expectations for the December quarter are based on current forecasts from our OEM partners and reflect time required for new partnerships to take hold," stated Doug Bryant, Vice President of Finance and Administration and Chief Financial Officer. "We expect variability in orders and normal seasonality trends to continue and as we continue to make appropriate strategic investments, we expect unevenness in our operating results from quarter to quarter in the near term."

    Important Information About Non-GAAP References

    References by Network Engines, Inc. (the "Company") to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation cost and restructuring charges. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine net income or loss and per share information. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

    First, excluding the stock-based compensation cost from GAAP loss from operations enables management and investors to perform a meaningful comparison of the Company's operating results to prior periods. In these prior periods, the Company's GAAP financial results were not required to include expense associated with stock-based compensation, and now these expenses will be distributed among functional expense line items in the GAAP presentation. Second, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in creating operating budgets for the Company's functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

    The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net loss or net loss per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

    Conference Call Details

    In conjunction with this announcement, Network Engines management will conduct a conference call at 10:00 a.m. (ET) today to discuss the company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing the Network Engines' web site at www.networkengines.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

    To listen to the conference call via phone, please dial (800) 811-8845 or (913) 981-4905 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "6758384" from two hours after the end of the call until 11:59 p.m. (EST) on November 16, 2006. The replay will also be available at the Network Engines web site.

    Network Engines - THE Appliance Company

    Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.

    Our heritage of providing technology products and services tailored to supporting the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.

    Founded in 1997, Network Engines is headquartered in Canton,
Massachusetts and trades on the NASDAQ exchange under the symbol
"NENG." For more information about the Company's products and services visit: www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, net income (loss), non-GAAP net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2005 and the most recent Form 10-Q for the quarter ended June 30, 2006 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.


                         Network Engines, Inc
           Condensed Consolidated Statements of Operations
                (in thousands, except per share data)
                             (unaudited)



                           Three Months Ended          Year Ended
                      ---------------------------- -------------------

                      September June 30, September September September
                       30, 2006   2006    30, 2005  30, 2006  30, 2005
                      --------- -------- --------- --------- ---------


Net revenues           $31,343  $32,048  $ 23,133  $118,696  $ 98,071
  Cost of revenues (1)  25,848   26,664    20,321    98,825    81,010
                      --------- -------- --------- --------- ---------

Gross profit             5,495    5,384     2,812    19,871    17,061
                      --------- -------- --------- --------- ---------

Operating expenses:
  Research and
   development (1)       2,189    1,986     1,834     8,377     7,504
  Selling and
   marketing (1)         1,983    2,949     2,537    10,522     9,855
  General and
   administrative (1)    1,756    1,979     1,828     7,729     7,845
  Impairment of
   intangible assets         -        -       273         -       298
  Impairment of
   goodwill                  -        -     7,769         -     7,769
  Restructuring charge       -        -         -         -       366
                      --------- -------- --------- --------- ---------

    Total operating
     expenses            5,928    6,914    14,241    26,628    33,637
                      --------- -------- --------- --------- ---------

Loss from operations      (433)  (1,530)  (11,429)   (6,757)  (16,576)
Interest and other
 income, net               223      425       308     1,358       993
                      --------- -------- --------- --------- ---------

Net loss before income
 taxes                 $  (210) $(1,105) $(11,121) $ (5,399) $(15,583)
Provision for income
 taxes                      48        -         -        48         -
                      --------- -------- --------- --------- ---------

Net loss               $  (258) $(1,105) $(11,121) $ (5,447) $(15,583)
                      ========= ======== ========= ========= =========

Net loss per share -
 basic and diluted     $ (0.01) $ (0.03) $  (0.29) $  (0.14) $  (0.42)
                      ========= ======== ========= ========= =========

Shares used in
 computing basic and
 diluted net loss per
 share                  38,666   38,218    37,769    38,207    37,461


(1) Effective October 1, 2005 the Company adopted Statement of Finanacial Accounting Standard No. 123 (Revised), "Share-Based Payment." (SFAS 123(R)). Accordingly, for the three and twelve months ended September 30, 2006, stock-based compensation was accounted for under SFAS 123(R) while, for the three and twelve months ended September 30, 2005, stock-based compensation was accounted for under APB No. 25 "Accounting for Stock Issued to Employees." The amounts in the tables above include employee stock-based compensation as follows (in thousands):

                           Three Months Ended          Year Ended
                      ---------------------------- -------------------

                      September June 30, September September September
                       30, 2006   2006    30, 2005  30, 2006  30, 2005
                      --------- -------- --------- --------- ---------

    Cost of revenues   $    40  $    55  $      -  $    181  $      -
    Research and
     development           277      297         -     1,112         -
    Selling and
     marketing             156      205         -       770         7
    General and
     administrative        191      214         -       744         -
                      --------- -------- --------- --------- ---------

                       $   664  $   771  $      -  $  2,807  $      7
                      ========= ======== ========= ========= =========


                        Network Engines, Inc.
           Non-GAAP Financial Measures and Reconciliations
                (in thousands, except per share data)
                             (unaudited)

                           Three Months Ended          Year Ended
                      ---------------------------- -------------------

                      September June 30, September September September
                       30, 2006   2006    30, 2005  30, 2006  30, 2005
                      --------- -------- --------- --------- ---------


GAAP net loss          $  (258) $(1,105) $(11,121) $ (5,447) $(15,583)
  Stock-based
   compensation            664      771         -     2,807         7
  Impairment of
   intangible assets         -        -       273         -       298
  Impairment of
   goodwill                  -        -     7,769         -     7,769
  Restructuring charge       -        -         -         -       366
                      --------- -------- --------- --------- ---------

Non-GAAP net income
 (loss)                $   406  $  (334) $ (3,079) $ (2,640) $ (7,143)
                      ========= ======== ========= ========= =========

GAAP basic net loss
 per share             $ (0.01) $ (0.03) $  (0.29) $  (0.14) $  (0.42)
  Stock-based
   compensation           0.02     0.02         -      0.07         -
  Impairment of
   intangible assets         -        -      0.01         -      0.01
  Impairment of
   goodwill                  -        -      0.20         -      0.21
  Restructuring charge       -        -         -         -      0.01
                      --------- -------- --------- --------- ---------

Non-GAAP basic net
 income (loss) per
 share                 $  0.01  $ (0.01) $  (0.08) $  (0.07) $  (0.19)
                      ========= ======== ========= ========= =========

Shares used in
 computing GAAP and
 non-GAAP basic net
 income (loss) per
 share                  38,666   38,218    37,769    38,207    37,461

GAAP diluted net loss
 per share             $ (0.01) $ (0.03) $  (0.29) $  (0.14) $  (0.42)
  Stock-based
   compensation           0.02     0.02         -      0.07         -
  Impairment of
   intangible assets         -        -      0.01         -      0.01
  Impairment of
   goodwill                  -        -      0.20         -      0.21
  Restructuring charge       -        -         -         -      0.01
                      --------- -------- --------- --------- ---------

Non-GAAP diluted net
 income (loss) per
 share                 $  0.01  $ (0.01) $  (0.08) $  (0.07) $  (0.19)
                      ========= ======== ========= ========= =========

Shares used in
 computing GAAP and
 non-GAAP diluted net
 income (loss) per
 share                  41,749   38,218    37,769    38,207    37,461


                        Network Engines, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                           September 30, September 30,
                                               2006          2005
                                           ------------- -------------
                                            (unaudited)
ASSETS

Current assets:

  Cash and cash equivalents                   $   8,014     $   9,468
  Short-term investments                         24,804        27,894
  Restricted cash                                    47            47
  Accounts receivable, net                       17,178        10,442
  Inventories                                     8,445         9,227
  Prepaid expenses and other current
   assets                                         1,460           905
                                           ------------- -------------

     Total current assets                        59,948        57,983

Property and equipment, net                       1,093         1,699
Other assets                                         20           122

                                           ------------- -------------

      Total assets                            $  61,061     $  59,804
                                           ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                           $   7,047     $   5,645
   Accrued liabilities                            3,942         2,945
   Capital lease payable                             19            18
   Deferred revenue                               1,049           891
                                           ------------- -------------

     Total current liabilities                   12,057         9,499

Capital lease payable                                60            79
Deferred revenue                                    541           365

                                           ------------- -------------
        Total Liabilities                        12,658         9,943
                                           ------------- -------------

Stockholders' equity:
  Common stock                                      418           403
  Treasury stock                                 (2,838)       (2,838)
  Additional paid-in capital                    182,420       178,446
  Accumulated deficit                          (131,597)     (126,150)
                                           ------------- -------------

     Total stockholders' equity                  48,403        49,861

                                           ------------- -------------

        Total liabilities and
         stockholders' equity                 $  61,061     $  59,804
                                           ============= =============

    CONTACT: Financial Dynamics
             Bob Joyce / Peter Schmidt, 212-850-5600